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                                                                     EXHIBIT 5.1


May 21, 2002


Amedisys, Inc.
11100 Mead Road, Suite 300
Baton Rouge, Louisiana  70816

         Re:      Amedisys, Inc.
                  Registration Statement on Form S-3

Gentlemen:

         I am familiar with the registration statement filed with the Securities and Exchange Commission on Form S-3 ("Registration Statement") by Amedisys, Inc., a Delaware corporation (the "Company"), relating to the offering by the selling shareholders named therein of: (i) up to 1,460,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"); and (ii) up to 69,000 shares of Common Stock issuable upon the exercise of warrants (the "Warrant Shares"). In this connection, I have examined originals or copies identified to my satisfaction of such documents, corporate and other records, certificates, and other papers as I deemed necessary to examine for purposes of this opinion, including but not limited to the Certificate of Incorporation of the Company, the Bylaws of the Company, and resolutions of the Board of Directors of the Company.

         Based on the foregoing, I am of the opinion that: (i) the Shares are duly authorized, validly issued, fully paid and nonassessable; and (ii) the Warrant Shares are duly authorized, and, when issued and delivered upon exercise of the warrants and upon payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, although I do not thereby acknowledge that I am a person whose written consent is required under Section 7(a) of the Securities Act of 1933 or the rules thereunder.

                                                         Sincerely,

                                                         /s/ Michael D. Lutgring
                                                         -----------------------

                                                         Michael D. Lutgring


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